EXHIBIT 10.1

AMENDMENT TO THE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Amendment (the “Amendment”) is made to the Kearny Bank (the “Bank”) Supplemental Executive Retirement Plan (the “Plan”), dated as of July 1, 2021, by and between the Bank and Craig L. Montanaro (the “Executive”), effective as of July 1, 2025.

WHEREAS, the Executive is the sole participant in the Plan; and

WHEREAS, the Plan was previously amended to add Article XI, which provides that no additional benefits will accrue on the Executive’s behalf after December 31, 2022; and

WHEREAS, the Bank and the Executive desire to amend the Plan to delete Article XI, so that the Executive will accrue benefits under the Plan effective as of July 1, 2025; and

WHEREAS, Section 9.1 of the Plan permits the Plan to be amended by a written agreement signed by the Bank and Executive.

NOW, THEREFORE, notwithstanding anything in the Plan to the contrary, the Plan is hereby amended as follows:

1. Deletion of Article XI of the Plan.  Effective as of July 1, 2025, Article XI, titled “Frozen Benefit,” is hereby deleted in its entirety.  As a result, the Plan is no longer frozen and the Executive’s Normal Retirement Benefit, Early Termination Benefit and Change in Control Benefit, and other benefits under the Plan, may increase pursuant to the terms and conditions of the Plan.

2. Capitalized Terms.  Capitalized terms herein shall have the meanings ascribed to them in the Plan, as applicable, except as otherwise expressly provided in this Amendment.

3. Effect of Amendment.  Except and to the extent modified by this Amendment, the provisions of the Plan shall remain in full force and effect and are hereby incorporated into and made a part of this Amendment.

IN WITNESS WHEREOF, this Amendment has been adopted by the Bank and the Executive as of the day and year first written above.

EXECUTIVE

By: /s/ Craig L. Montanaro

KEARNY BANK

By:  /s/ John J. Mazur, Jr.
Name: John J. Mazur, Jr.
Title: Chairman of the Board of Directors